                                                                   EXHIBIT 10.12


                             PARADYNE CORPORATION


                            KEY EMPLOYEE AGREEMENT


                                      FOR


                                THOMAS E. EPLEY



         This Key Employee Agreement ("Agreement") is entered into as of the 1st day of August, 1997, by and between THOMAS E. EPLEY ("Executive") and PARADYNE CORPORATION, a Delaware corporation (the "Company").

         WHEREAS, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for his services; and

         WHEREAS, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits; and

         WHEREAS, Executive has been employed by the Company pursuant to a Compensation Agreement dated as of July 31, 1996 which by its terms expires at the end of one year and it is the intent of the parties to continue Executive's employment pursuant to the terms hereof.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

         1.       EMPLOYMENT BY THE COMPANY.

                  1.1 The Company agrees to employ Executive in the position of Chairman of the Board of Directors, and Executive hereby accepts such employment effective as of the date of this Agreement. In addition the Company shall cause the Executive to be elected to its Board of Directors during the term of this Agreement. During the first year of the term of his employment with the Company under this Agreement, Executive will devote his best efforts and the majority of his business time and attention (except for such time as Executive shall require to act as Chairman of Globespan Technologies Inc., vacation periods and reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company. During the second year of the term of this Agreement Executive shall continue to service as Chairman but in a more traditional role with part time commitment, including presiding over and attendance at regularly scheduled Board of Directors' meetings and presiding over all Board related activities and responsibilities. If Executive shall be offered and shall accept additional positions with an affiliate of the Company or another entity which is directly or indirectly affiliated with a shareholder of the Company the Board and the Executive shall mutually agree to any change in roles hereunder and compensation as hereinafter provided. Such change shall be reflected in an amendment to this Agreement.

                  1.2 The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to



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



protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

         1.3 The term of this Agreement shall be for a period of two years commencing on the date hereof and shall end on its second anniversary date (the "Term").

     2.   COMPENSATION.

          2.1 SALARY. Executive shall receive, for services to be rendered under this Agreement, an annualized base salary of $650,000 for the first twelve months of this Agreement and an annualized base salary of $500,000 for the second twelve months of this Agreement, payable in installments consistent with the Company's payroll policies.

          2.2 EQUITY PLAN. Executive will not be eligible to participate in the Company's Equity Incentive Plan.

          2.3 DISCRETIONARY INCENTIVE BONUS. Executive will not be eligible for a discretionary or incentive bonus.

          2.4 STANDARD COMPANY BENEFITS. Except for the Company's Severance Benefit Plan (if any) and any incentive or bonus plans, Executive shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time including its Retirement Savings Plan and provided by the Company to its employees generally and to its management and executive employees in specific. In addition to such standard benefits Executive shall receive during the first year of this Agreement a fully taxable housing allowance in the amount of $1,600 per month and reimbursement of Executive's travel to California on personal business which reimbursement shall be subject to federal tax gross-up.

     3.  PROPRIETARY INFORMATION OBLIGATIONS.

         3.1 AGREEMENT. Executive agrees to execute and abide by the Proprietary Information and Inventions Agreement attached hereto as Exhibit A.

          3.2 REMEDIES. Executive's duties under the Proprietary Information and Inventions Agreement shall survive termination of his employment with the Company. Executive acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of the Proprietary Information and Inventions Agreement would be inadequate, and he therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

     4.  OUTSIDE ACTIVITIES.

         4.1 Except investments or activities associated with Texas Pacific Group or with the prior written consent of the Company's Board of Directors, Executive will not during the first year of the term of this Agreement undertake or engage in any other employment or occupation, other than ones in which Executive is a passive investor. Executive may engage in



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civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder.

         4.2 Except as permitted by Section 4.3, Executive agrees not to acquire, assume, or participate in (directly or indirectly) any position, investment or interest known by him to be adverse or antagonistic to the Company, its business, or its prospects, financial or otherwise.

         4.3 Except as specified above, during the term of his employment by the Company, except on behalf of the Company, Executive will not have any direct or indirect business connection or interest, in any capacity whatsoever, with any other person or entity known by him to compete directly in a material detrimental way with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company. Nothing in this paragraph shall bar Executive from owning securities of any competitor corporation as a passive investor so long as his aggregate direct holdings in any one such corporation shall not constitute more than 4% of the voting stock of that corporation.

    5.   TERMINATION OF EMPLOYMENT.

         5.1 EMPLOYMENT AT-WILL. Executive and Company each acknowledge that either party has the right to terminate Executive's employment with the Company at any time for any reason whatsoever, with or without cause or advance notice. This at-will employment relationship cannot be changed except in a writing signed by a duly authorized officer of the Company.

         5.2 COMPANY-INITIATED TERMINATION WITHOUT CAUSE OR EXECUTIVE TERMINATION FOR GOOD REASON.

               (a) The Company shall have the right to terminate Executive's employment with the Company at any time without cause and the Executive shall have the right to terminate at any time for Good Reason.

               (b) If Executive's employment is terminated without cause by the Company or by the Executive for Good Reason, and upon Executive's providing the Company with a signed general release of all claims, a form of which is set forth in Exhibit B (the "Release"), then on the Effective Date of such Release, the Company shall pay Executive an amount equivalent to the remainder of the Executive's base salary due through July 31, 1999 and shall provide Executive at its expense with comparable benefits for such period. Executive's compensation and benefits otherwise cease as of his termination date.

               (c) For purposes of this Agreement, "Good Reason" shall mean the occurrence of the following without Executive's express written consent:

    (i) the assignment to Executive of any duties inconsistent with Executive's status as Chairman of the Board of Directors or failure to elect Executive Chairman and a member of the Board of Directors;

    (ii) a reduction by the Company in Executive's annual base salary; or


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
    (iii) There shall be a Change in Control of the Company and Executive shall not prior to such Change in Control agree in writing to continue to serve in a mutually acceptable capacity for mutually acceptable compensation. For purposes of this Agreement, a "Change in Control of Paradyne" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of & Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1-34 as amended "Exchange Act"), whether or not Paradyne is then subject to such reporting requirements provided however, without limitation, such a change in control shall without limitation be deemed to have occurred if any "person" (as such term is used in Section 3(a)(9), 13(d) and 14(d) of the Exchange Act), other than a direct or indirect affiliate of Texas Pacific Group, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Paradyne representing 51 percent or more of the combined voting power of Paradyne's then outstanding securities entitled to vote for directors of Paradyne.

         5.3   COMPANY-INITIATED TERMINATION FOR CAUSE.

               (a) The Company shall have the right to terminate Executive's employment with the Company at any time for cause.

               (b) "Cause" for termination shall mean: (a) indictment or conviction of any felony or of any crime involving dishonesty; (b) participation in any fraud against the Company; (c) breach of Executive's duties to the Company or violations of Company policy which causes the Company to sustain a material financial or other liability; (d) intentional damage to any property of the Company; or (e) conduct by Executive which, in the good faith and reasonable determination of the Board, demonstrates gross unfitness to serve. "Cause" shall include any single instance of gross breach of Executive's duties, gross violation of Company policy, or other serious misconduct.

               (c) If Executive's employment is terminated at any time for cause, unless the Company elects to offer the payment specified in Section 7, he will not be entitled to severance pay, pay in lieu of notice, or any other such compensation.

         5.4   EXECUTIVE-INITIATED VOLUNTARY TERMINATION.

               (a) Executive may voluntarily terminate his employment with the Company at any time, after which no further compensation will be paid to Executive.

               (b) If Executive voluntarily terminates his employment, he will not be entitled to severance pay, pay in lieu of notice, or any other such compensation unless the Company elects to offer the payments specified under
Section 7.

        6. RESTRICTIVE COVENANT. Provided Executive is receiving a payment under 5.2(b), or if the Company elects to make such payment for termination under 5.3 or 5.4 if Executive's employment with the Company terminates, then for six (6) months immediately following the termination date, Executive shall not, without the prior written approval of the Company,directly or indirectly engage or prepare to engage in any activities in direct or obvious competition with the Company, or accept employment or establish a business relationship with a business engaged in or preparing to engage in direct or obvious competition with the Company,


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
in any geographical location in which the Company as of the termination date either conducts or plans to conduct business. Executive agrees that this restriction is reasonably necessary to protect the Company's legitimate business interests in its trade secrets and valuable confidential business information.

       7. NONINTERFERENCE. While employed by the Company, and thereafter, provided the Company has offered the Executive the payment specified under 5.2(b), for six (6) months immediately following the termination of Executive's employment. Executive agrees not to interfere with the business of the Company by:

       (a) soliciting, attempting to solicit, inducing, or otherwise causing any employee of the Company to terminate his or her employment in order to become an employee, consultant, or independent contractor to or for any competitor of the Company; or

       (b) using confidential information of the Company on behalf of a competitor of the Company to directly or indirectly solicit the business of any customer, client, vendor, or distributor of the Company which was a customer, client, vendor, or distributor of the Company at the time of termination or at any time in the year immediately preceding that date.

       Executive agrees that this restriction is reasonably necessary to protect the Company's legitimate business interest in its substantial relationship with specific customers, and its valuable confidential business information.

       8. GENERAL PROVISIONS.

          8.1 NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by fax) or the third day after mailing by first-class mail to the Company at its primary office location and to Executive at his address a listed on the Company payroll.

          8.2 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provisions had never been contained herein.

          8.3 WAIVER. If either party should waive any breach of any provisions of this Agreement, that party shall not hereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

          8.4 COMPLETE AGREEMENT. This Agreement and its Exhibits, together with any agreements governing any equity interests which may become available to Executive in conjunction with his employment by the Company, constitute the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by an officer of the Company.

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
       8.5 COUNTERPARTS. This agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

       8.6 HEADINGS. The heading of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

       8.7 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the company, which shall not be withheld unreasonably.

       8.8 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Florida.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.



                                  PARADYNE CORPORATION

                                  By:/s/ James L. Slattery
                                     ------------------------------------------
                                     James L. Slattery, Senior Vice President &
                                     Chief Legal & Intellectual Property Officer

                                  Date: 29 August 1997
                                        --------------

Accepted and agreed as of the 29
     day of August, 1997.

/s/Thomas E. Epley
------------------
THOMAS E. EPLEY

                                  EXHIBIT A

                                   PARADYNE

                       EMPLOYEE PROPRIETARY INFORMATION
                           AND INVENTIONS AGREEMENT


          In consideration of my employment or continued employment by PARADYNE, (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

1.   NONDISCLOSURE.

     1.1 Recognition of Company's Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I have been informed and acknowledge that the unauthorized taking of the Company's trade secrets (i) could result in civil liability under Florida's Uniform Trade Secret Act (Florida statutes ss. 688.001-688.009), and, if willful, could result in an award for double the amount of the Company's damages and for attorneys' fees; and (ii) is a crime under Florida Statute ss. 812.081, punishable by imprisonment for up to five years, or a fine of up to $5,000, or both. I will obtain Company's written approval before publishing or submitting for publication any material (written, oral, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

     1.2 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as a result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

     1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary


                                       1.

information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

     1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.   ASSIGNMENT OF INVENTIONS.

     2.1 Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

     2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

     2.3 Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my




                                       2.

right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statures, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "Company Inventions."

     2.4 Nonassignable Inventions. I recognize that, in the event of a specifically applicable state law, regulation, rule, or public policy ("Specific Inventions Law"), this Agreement will not be deemed to require assignment of any invention which qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company's equipment, supplies, facilities, or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company. In the absence of a Specific Inventions Law, the preceding sentence will not apply.

     2.5 Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under the provisions of a Specific Inventions Law; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

     2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

     2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

     2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company

Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination of the time actually spent by me at the Company's request on such assistance.

     In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

5. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

6. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

7. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.



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

8. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

9.   GENERAL PROVISIONS.

     9.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of Florida, as such laws are applied to agreements entered into and to be performed entirely within Florida between Florida residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Pinellas County, Florida for any lawsuit filed there against me by Company arising from or related to this Agreement.

     9.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     9.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

     9.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     9.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

     9.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     9.7 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

     This Agreement shall be effective as of the first day of my employment with the Company, namely:
                              , 1996.
------------------------------


                                       5.

     I have read this agreement carefully and understand its terms. I have completely filled out Exhibit A to this Agreement.



                                    Dated:
                                          ---------------------------------

                                    Accepted and Agreed to:

                                    Paradyne



                                    By:
                                       ------------------------------------



                                    Title:
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                                    (Address)



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                                    Dated:
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

                                   EXHIBIT B

                          RELEASE AND WAIVER OF CLAIMS


     In exchange for payment to me of amounts pursuant to Section 5.2(b) of my Employment Agreement to which this form is attached, I hereby furnish Paradyne (the "Company") with the following release and waiver:

     I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorney's fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising ant any time prior to and including the execution date of this Release with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment including, but not limited to, discrimination claims, claims under the Florida Civil Human Rights Act of 1977, as amended, and the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay (including benefits available under the Paradyne Staff Reduction Policy, if any) or any form of compensation.

     I also acknowledge that I have read and understand the following statement, which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and under that statement and any law of Florida or any other jurisdiction of similar effect with respect to any claims I may have against the Company.

     I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled as an employee of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the waiver and release granted herein does not relate to claims which may arise after this agreement is executed; (b) I have the right to consult with an attorney prior to executing this agreement (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days from the date I receive this agreement, in which to consider this agreement (although I may choose voluntarily to execute this agreement earlier); (d) I have seven (7) days following the execution of this agreement to revoke my consent to the agreement; and (3) following the execution of this agreement to revoke my consent to the agreement; and (e) this agreement shall not be effective until the seven (7) day revocation period has expired.

Date:                                         By:
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